EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

Registration Statement Number 333-68048 on Form S-8

Registration Statement Number 333-101617 on Form S-8

Registration Statement Number 333-188042 on Form S-8

Registration Statement Number 333-80193 on Form S-3

Registration Statement Number 333-84907 on Form S-3

Registration Statement Number 333-76824 on Form S-3

Registration Statement Number 333-104380 on Form S-3

Registration Statement Number 333-110604 on Form S-3

Registration Statement Number 333-122309 on Form S-3

Registration Statement Number 333-133190 on Form S-3

Registration Statement Number 333-132715 on Form S-3

Registration Statement Number 333-151542 on Form S-3

Registration Statement Number 333-161100 on Form S-3

Registration Statement Number 333-167754 on Form S-3

Registration Statement Number 333-182803 on Form S-3

Registration Statement Number 333-184128 on Form S-3

Registration Statement Number 333-200927 on Form S-3

filed by CASI Pharmaceuticals, Inc. of our report dated March 27, 2015, on our audits of the consolidated financial statements of CASI Pharmaceuticals, Inc., as of December 31, 2014 and 2013 for the years then ended, included in this Annual Report on Form 10-K of CASI Pharmaceuticals, Inc. for the year ended December 31, 2014.

/s/CohnReznick LLP

Vienna, Virginia

March 27, 2015